UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2005

PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(440) 930-1000

N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

Item 2.05      Costs Associated with Exit or Disposal Activities.
     On November 22, 2005, PolyOne Corporation (the “Company”) committed to a course of action to phase out its Manchester, England plastic color additives facility. The plant closing, targeted for completion by the end of the first quarter of 2006, is part of the Company’s objective to reduce costs and align capacity with market demand. The Company concluded that the difficult regional economic environment, combined with declining industrial and manufacturing activity in the United Kingdom, made attaining acceptable future profitability levels unlikely. The Company will focus its resources on more promising opportunities in other geographic markets.
     The Manchester facility, with approximately 40 employees, primarily serves the United Kingdom packaging market with color additives. Until the plant closes, a limited workforce will continue operations while business with key customers is transitioned to other Company plants, or customers find other sources for these products.
     Total estimated costs associated with this initiative of $1,051,000 are comprised of the following:
     Cash expenditures, primarily for employee separation and severance:

Fourth quarter 2005	$583,000
First quarter 2006	$292,000
     Non-cash charges to write down inventories to net realizable value:

Fourth quarter 2005	$88,000
     Non-cash charges to write down property, plant and equipment to net realizable value:

Fourth quarter 2005	$88,000
     This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated future charges and cash expenditures relating to the planned phase-out of the Manchester facility. In particular, all of the costs in this Current Report are estimates and are therefore subject to change. These forward-looking statements give the Company’s current expectations or forecasts and are based upon management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to the following: the timing of the plant closing; separation and severance amounts that differ from original estimates because of the timing of employee terminations; and amounts for non-cash charges relating to inventories and property, plant and equipment that differ from the original estimates because of the ultimate fair market value of such inventories and property, plant and equipment. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports on Form 10-Q, 8-K and 10-K submitted to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 29, 2005

POLYONE CORPORATION
By:	/s/ Michael J. Meier
	Name:	Michael J. Meier
	Title:	Corporate Controller